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                                                                        EX-99.B2
                                SBSF FUNDS, INC.
                                     BYLAWS
                     AS AMENDED AND RESTATED AUGUST 14, 1996

                                    ARTICLE I

                                  STOCKHOLDERS
                                  ------------

         Section 1. PLACE OF MEETING. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

         Section 2. ANNUAL MEETINGS. The Corporation is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon by stockholders under the Investment Company Act of 1940, as amended (the "1940 Act"). If such action is required to be acted upon under the 1940 Act, then such meeting (or the first such meeting in any year) shall be designated as the annual meeting of stockholders for that year. Except as the Articles of Incorporation or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

         Section 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the common stock at the time issued and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and


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mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article I to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

         Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS; WAIVER OF NOTICE. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at said stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

         No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. When a meeting is adjourned to another time and place, unless after the adjournment the Board of Directors shall fix a new record date for any adjourned meeting, or the adjournment is for more than 120 days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

         Section 5. RECORD DATES. The Board of Directors may fix, in advance, a date not exceeding NINETY days preceding the date of any meeting of stockholders, any dividend payment date, any capital gain distribution date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled




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to receive such dividends, capital gain distribution or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividend, capital gain distribution or rights, as the case may be. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.

         Section 6. QUORUM; ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of record of one-third of the shares of the Corporation, or the class or the series thereof, as the case may be, at the time issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be present in person or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of holders of record of the number of shares of the common stock the Corporation, which may be required by the laws of the State of Maryland, the 1940 Act or any other applicable law, the Articles of Incorporation, or these Bylaws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of record of the number of shares of common stock of the Corporation required for action in respect of such other matter or matters.

         Section 7. VOTING AND INSPECTORS. Except as otherwise provided by statute or the Articles of Incorporation, at all meetings of stockholders, each stockholder of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and each such stockholder of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled



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to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney.

         All elections shall be had and all questions decided by a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present, except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws.

         At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors of such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

         Section 8. CONDUCT OF STOCKHOLDERS' MEETINGS. Meetings of stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the Chairman of the meeting shall appoint a Secretary.

         Section 9. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

         Section 10. ACTION BY STOCKHOLDERS OTHER THAN AT A MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a



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consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

                                   ARTICLE II
                               BOARD OF DIRECTORS
                               ------------------

         Section 1. GENERAL POWERS; NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than twelve Directors, as may be determined from time to time by vote of a majority of the Directors then in office. Directors need not be stockholders.

         Section 2. VACANCIES. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualifies.

         Section 3. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board may likewise decrease the number of Directors to a number not less than three. No such action of the Board of Directors may affect the tenure of office of any Director.

         Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.


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         Section 6. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, the Secretary of the Corporation, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board. In the absence of such designation such meetings shall be held at such places as may be designated in the Notice of Meeting.

         Section 7. NOTICE OF MEETINGS. Except as provided in Section 5, notice of the place, day, and hour of all meetings shall be given to each Director two days (or more) before the meeting, by delivering the same personally, or by sending the same by telegraph or telefacsimile, or by leaving the same at the Director's residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to the Director at the Director's last known business or residence post office address, according to the records of the Corporation. Unless required by the 1940 Act or by resolution of the Board, no notice of any meeting of the Board need state the business to be transacted thereat. No notice of any meeting of the Board need be given to any Director who attends or, to any Director who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

         Section 8. QUORUM; ADJOURNMENT. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall have been obtained. At any such adjourned meeting at which a quorum is present,



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any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 9. EXECUTIVE COMMITTEE. The Board of Directors may, by the affirmative vote of a majority of the whole Board, appoint from the Directors an Executive Committee to consist of such number of Directors (no less than two) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the full extent permitted by law, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

         Section 10. NOMINATING COMMITTEE OF DIRECTORS. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members a Director Nominating Committee composed of two or more Directors. The Director Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Directors by the stockholders at each annual meeting of stockholders and a person to be elected to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this Section 10 to the contrary, so long as the Corporation has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act, the selection and nomination of those Directors who are not "interested persons" (as defined in the 1940 Act) shall be committed to the discretion of such disinterested Directors.

         Section 11. OTHER COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from the Directors other committees which shall in



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each case consist of such number of Directors (not less than two) and, to the full extent permitted by law, shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

         Section 12. TELEPHONE MEETINGS. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting, unless the 1940 Act specifically requires the Directors to act "in person," in which case such term shall be construed consistent with Securities and Exchange Commission or staff releases or interpretations.

         Section 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

         Section 14. COMPENSATION AND EXPENSES. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, other than by reason of being such Director or serving the Corporation in the additional capacity of officer, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or any of its investment adviser(s), administrator(s) or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as such and as members of any Committee of the Board as may from time to time to be provided for by resolution of the Board of Directors. In addition, notwithstanding anything else contained in this Section 14, Directors may be reimbursed for



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expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Directors, and nothing contained in this Section 14 shall preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III
                                    OFFICERS
                                    --------

         Section 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

         Section 2. TERM OF OFFICE; REMOVAL. The term of office of any officers shall continue and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the Board of Directors.

         Section 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.


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                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         Section 1. CERTIFICATES FOR SHARES. Only as and to the extent provided by resolution of the Board of Directors, each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

         Section 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

         Section 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

         Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares of a particular class entitled to receive dividends on that class and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have received express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.


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         Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES; SURETY BOND. The
Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed, and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

         Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Maryland.

         Section 5. GENERAL AUTHORITY OF THE BOARD. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for Shares of any or all classes. It may appoint one or more Transfer Agents or one or more transfer clerks and one or more Registrars and may require all certificates for Shares or any or all classes to bear the signature or signatures of any of them.

                                    ARTICLE V
                                 CORPORATE SEAL
                                 --------------

         The Board of Directors may provide for a suitable corporate seal, in such form and bearing such form inscriptions as it may determine.


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                                   ARTICLE VI
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall begin on the first day of DECEMBER and shall end on the last day of NOVEMBER in each year.

                                   ARTICLE VII
                                 INDEMNIFICATION
                                 ---------------

         The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses (including attorney's fees) to the fullest extent authorized, and in the manner permitted, by applicable federal and state law, except that such indemnification will not be permitted if, in the opinion of the Board of Directors, such indemnification would be inconsistent with the position of the staff of the Securities and Exchange Commission (the "Commission") in its interpretative releases relating to matters of indemnification, including Investment Company Act Release No. 11330 (September 4, 1980) for so long as such releases remain the position of the staff of the Commission.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS
                               -------------------

         The Bylaws of the Corporation may be altered, amended, added to or repealed by the stockholders at any annual meeting or any special meeting if notice thereof be included in the notice of such special meeting, or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the Bylaws by action of the Board of Directors may be altered or repealed by stockholders.


Amended and Restated:  August 14, 1996




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